Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	July 29, 2015
LEARJET AFTERMARKET PARTNER BUTLER NATIONAL CORPORATION OBTAINS FAA APPROVAL OF AHC-3000A RETROFIT

[OLATHE, KANSAS] July 29, 2015 - Butler National Corporation (OTC Pink: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces it's subsidiary, Avcon Industries, Inc, received Federal Aviation Administration ("FAA") approval of the installation of the Rockwell Collins AHC-3000A Attitude Heading Reference System into the Learjet Model 60.  The STC retrofit package will be offered through Butler National's subsidiary Butler Avionics, Inc.

Learjet continues its customer commitment to provide high quality support and timely support solutions by partnering with Butler National to resolve the Attitude Heading Reference System (AHRS) hardware obsolescence problems with the Rockwell Collins AHC-85 AHRS Computer.

The Learjet/Butler partnership provides Lear 60 operators with the maximum flexibility when they face AHC-85 obsolescence challenges.  The FAA Supplemental Type Certificate ("STC") approval, STC Number ST01791WI, allows retrofits of the AHC-85 computer with the AHC-3000A computer and installs the new External Compensation Unit, the ECU-3000.  The STC allows the two computer AHRS system to be replaced one computer at a time (rather than both) – this offers some cost savings opportunity.  Additionally, the AHC-3000A retrofit simplifies AHRS set up and calibration with most of the calibration activity completed in the cockpit – a significant improvement compared to the AHC-85.

The AHC-3000A retrofit solution is available from Butler Avionics, Inc. (Olathe, Kansas), a Rockwell Collins authorized installation/repair facility.  While the AHC computer change is not exactly plug and play, the modification may be completed in 2 to 3 days.  For additional STC installation information and/or an appointment to install, please call Chad Caylor at (913) 829-4606.

The Learjet partner, Butler National, operates through its subsidiaries, Butler Avionics, Inc. and Avcon Industries, Inc., recognized maintenance and modification suppliers for Learjet operators – offering Learjet support from special mission modifications to noise suppression and avionics enhancements.

"The partnership with Learjet in facilitating the AHRS STC reinforces our commitment to the long-term support of Learjets.  Maintaining and improving the Lear product line is integral to many of our Butler National businesses and to the longevity of Lear heritage." commented Clark D. Stewart, Butler National President and CEO.  "The Lear 60 AHRS retrofit solution is available from our Butler Avionics, Inc. subsidiary, a Rockwell Collins authorized facility.  Butler continues its efforts to be a 'go-to source' for legacy Learjet Solutions.  This STC is one more example of the Butler National commitment to the Learjet aircraft." Added Mr. Stewart.

Our Business:

 Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

 Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595
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